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                                                               EXHIBIT 10.13(v)


                            Fort James Corporation

                        Split Dollar Life Insurance Plan
                        --------------------------------

                                    Purpose
                                    -------

The purpose of the Split Dollar Life Insurance Plan of Fort James Corporation is to provide life insurance benefits to a select number of senior level Employees who contribute materially to the continued growth, development, and future business of Fort James Corporation.

                                   Article I
                                  Definitions
                                  -----------

For the purpose hereof, unless otherwise required by the context, the following phrases or terms shall have the following meanings:

1.0 "Beneficiary" shall mean the person(s), trust(s), or the estate of a Participant, entitled to receive any benefits under an Insurance Policy obtained pursuant to this Plan upon the death of a Participant.

1.1  "Board" shall mean the Board of Directors of Fort James Corporation.

1.2  "Committee" shall mean the Compensation Committee of the Board.

1.3 "Company" shall mean Fort James Corporation, a Virginia corporation, and its subsidiaries or affiliates.

1.4 "Employee" shall mean any person who is in the regular full time employment of the Company as determined by the personnel policies of the Company.

1.5 "Insurance Policy" shall mean one or more life insurance contract(s) issued by the Insurer on the life of a Participant.

1.6 "Insurer" shall mean the insurance company or companies to which both a Participant and the Company shall apply for insurance on the Participant's life, and which issues an Insurance Policy.

1.7 "Normal Plan Agreement Termination Date" shall mean the later of (i) the date a Participant attains age 65, or (ii) the date a Participant has participated in the Plan for fifteen (15) years.

1.8 "Participant" shall mean an Employee who is eligible to participate and elects to participate in this Plan as provided in Article II hereof.

1.9 "Plan" shall mean the Split Dollar Life Insurance Plan of Fort James Corporation, which shall be evidenced by this instrument, as amended from time to time, and by each Participant's Plan Agreement.

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1.10      "Plan Agreement" shall mean the form of written agreement, which is entered into by and between the Company and a Participant.

                                  Article II
                          Eligibility and Membership
                         ----------------------------

2.0 Certain senior level Employees of the Company, as selected by the Board or the Committee, and actively employed by the Company on or after January 1, 1998, shall be eligible to participate in this Plan. Eligible Employees may elect to participate in this Plan but are not required to do so.

2.1 A Participant continues to be eligible to participate in this Plan; regardless of job classification.

2.2 As a condition of participation, each eligible Employee shall complete, execute, and return to the Company a Plan Agreement in the form approved by the Committee and will comply with such further conditions as may be established by the Committee.

2.3 Once a Participant has terminated participation in this Plan, he or she may only again become eligible to participate in this Plan as determined by the Committee.

2.4 In the event that a Participant becomes disabled, as defined by the Company's long-term disability program, and such disability continues until the Normal Plan Agreement Termination Date, then subject to
          Section 6.0(E), his or her Plan Agreement shall remain in effect until the Normal Plan Agreement Termination Date, provided that the Participant continues to make the required premium contributions, as provided in Section 3,4. If the Participant subsequently ceases to be disabled prior to the Normal Plan Agreement Termination Date, and the Participant does not resume active employment by the Company, the Participant's Plan Agreement shall terminate.


                                  Article III
                        Procurement of Insurance Policy
                        -------------------------------

3.0 The Company and a Participant shall apply to the Insurer for an Insurance Policy on such Participant's life in the amount approved by the Company. the Participant shall:

          (A)     furnish such information as the Insurer may require,

          (B) take such physical examinations as may be requested by the Insurer, and

          (C) do any other act to comply with the underwriting and policy issuance requirements which may reasonably be requested by the Insurer.

3.1 If a Participant does not cooperate in the securing of such insurance, or if he or she is for any reason unable to obtain insurance in the specified amount on his or her life at standard rates or rates otherwise acceptable to the Company, the Company shall have no obligation to the Participant under this Plan and the Participant's Plan Agreement shall terminate.




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3.2  The sole source of benefits under this Plan to a Participant shall be from the Insurance Policy in which the Participant has ownership rights pursuant to his or her Plan Agreement.

3.3 The Company shall have no obligation of any nature whatsoever to a Participant or his or her Beneficiary under this Plan or a Participant's Plan Agreement, if the circumstances of the Participant's death preclude payment of death proceeds under the Insurance Policy.

3.4 The amount of annual premium attributable to or due from a Participant hereunder for each year shall be an amount equal to the Insurer's then current premium rate for annually renewable term insurance for standard risks based on the Participant's age multiplied by the Participant's amount of coverage. While a Participant is actively employed by the Company, such required premium attributable to the Participant shall be paid by the Company and added to the Participant's annual W-2. A Participant not actively employed by the Company, who is eligible to continue to participate in this Plan pursuant to Sections 2.4, 6.1 or 7.4 shall either pay his or her annual premium amount directly to the Company, or, if available, authorize the Company to withhold such payments from post-retirement benefit payments to the extent permitted by law. On or before the due date of each Insurance Policy premium payable prior to termination of a Participant's Plan Agreement, or within the grace period provided in the Insurance Policy, the Company shall forward to the Insurer the full amount of the premium then due.

                                  Article IV
                            Incidents of Ownership
                            ----------------------

4.0 A Participant shall retain and may exercise all rights of ownership with respect to the Insurance Policy except as otherwise hereinafter provided. These rights include, but are not limited to, (i) the right to designate and change the Beneficiary of death proceeds under the Insurance Policy, but only to the extent of the amount of proceeds indicated on Schedule A attached to his or her Plan Agreement, (ii) the right to elect any optional mode of settlement with respect to such death proceeds, and (iii) the right to surrender or cancel the Insurance Policy subject to the Company's interest in the Insurance Policy.

4.1 A Participant shall execute a collateral assignment of the Insurance Policy to the Company as security for any and all liabilities incurred arising with respect to premium payments made by the Company.

4.2 This collateral assignment of the Insurance Policy shall grant to the Company the following specific rights:

     (A) The limited right to obtain one or more loans or advances on the Insurance Policy to the extent of the Company's interest under the terms of this Plan and to pledge or assign the Insurance Policy as security for such loans or advances.

     (B) The right to determine how the dividends in each Insurance Policy will be applied, whether to reduce premiums or to purchase paid-up addition or otherwise.

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     (C)  The right to collect from the Insurance Policy the Company's interest in the net proceeds of the Insurance Policy when it becomes a claim by death (as provided in Section 5.1), or termination of a Plan Agreement (as provided in Section 6.2).

4.3 The Company, as assignee, shall upon request forward without unreasonable delay to a Participant or a Participant's Beneficiary, as appropriate, the Insurance Policy for endorsement of any designation or change of Beneficiary or any election of an optional mode of settlement.

4.4 While a Plan Agreement is in force, a Participant may not borrow either directly or indirectly against his or her Insurance Policy or pledge his or her interest in the Insurance Policy.

                                   Article V
             Death Proceeds Prior to Termination of Plan Agreement
             -----------------------------------------------------

5.0 A Participant shall designate his or her Beneficiary to receive death benefits under the Insurance Policy upon the death of the Participant prior to the termination of his or her Plan Agreement, but only to the extent of the amount of proceeds indicated on Schedule A attached to his or her Plan Agreement. If more than one Beneficiary is named, the shares and preference of each shall be indicated. The Participant shall execute a Beneficiary designation on the form approved by the Insurer. Such Beneficiary designation shall not be terminated, altered or amended by the Company, without the express written consent of the Participant. The Company and the Participant shall take all action necessary to cause such Beneficiary designation to conform to the provisions of this Plan and the Participant's Plan Agreement.

5.1 Upon the death of a Participant prior to termination of his or her Plan Agreement, death proceeds provided under the Insurance Policy shall be allocated to the Participant's Beneficiary and the Company. The Participant's Beneficiary shall be entitled to death proceeds in the amount indicated on Schedule A attached to his or her Plan Agreement. The Company shall be entitled to the balance of death proceeds in the Insurance Policy.

5.2 A Participant shall have the right at any time to submit a new Beneficiary designation, on the form approved by the Insurer, to the Company. The Company shall then promptly mail such form to the Insurer.

5.3 No change in Beneficiary shall be effective until acknowledged in writing by the Insurer. Thereafter, a copy of the written acknowledgment shall be returned promptly by the Company to the Participant.

5.4 Any payment made by the Insurer in accordance with the designation of Beneficiary contained in the most recent Beneficiary designation filed with the Insurer shall fully discharge the Insurer from all further obligations with respect to such payment.

5.5 A Beneficiary may select any settlement option under the Insurance Policy of his or her portion of the death benefit proceeds. The Company agrees to co-execute and deliver to the Insurer the necessary forms to select the requested settlement options.

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                                  Article VI
                        Termination of a Plan Agreement
                        -------------------------------

6.0 A Plan Agreement entered into pursuant to this Plan shall terminate upon the occurrence of any of the following events prior to the death of a
     Participant:

     (A)  The Normal Plan Agreement Termination Date specified in Section 1.7.

     (B) Termination of a Participant's employment with the Company prior to the Normal Plan Agreement Termination Date, except as otherwise provided in Sections 2.4, 6.1 or 7.4.

     (C) Total cessation of the Company's business or the final adjudication of bankruptcy, receivership or dissolution of the Company, unless the Company's business is continued by a successor company or business entity.

     (D) Termination of the Plan Agreement by a Participant upon written notice to the Company or by reason of a Participant's failure to pay his or her required premium contribution as provided in Section 3.4.

     (E) Termination of this Plan by the Board in its sole discretion, as provided in Section 7.0

6.1 In the event a Participant's employment with the Company terminates prior to the Normal Plan Agreement Termination Date and the Participant is eligible for retirement under the provisions of either (i) James River Corporation's Retirement Plan for Salaried Employees, (ii) Fort Howard Corporation's Profit Sharing Plan or (iii) a comparable retirement plan of Fort James Corporation, the Participant shall have the right to continue his or her Plan Agreement until the Normal Plan Agreement Termination Date, provided that the Participant continues to pay the amount of annual premium due from the Participant, as defined in Section 3.4.

6.2 If a termination of a Participant's Plan Agreement occurs, the obligation of the Company to make any premium payments shall cease and the rights of the Company and the Participant shall be controlled by Sections 6.3 and 6.4.

6.3 Upon termination of a Plan Agreement prior to the death of a Participant, the Company shall have the unqualified right to the lesser of (i) the amount of cumulative premiums paid with respect to such Insurance Policy, net of any cumulative premiums paid by the Participant pursuant to Section
     3.4 or (ii) the cash surrender value of the Insurance Policy, less in either case any Insurance Policy indebtedness to the Insurer incurred by the Company and any unpaid interest on such indebtedness. After the Company has exercised this right, it will no longer have any interest in the Insurance Policy.

6.4 At the termination of a Plan Agreement and after the Company exercises its right under Section 6.3, a Participant shall be entitled to all rights under the Insurance Policy. The Participant agrees that he or she will not deal with the Insurance Policy other than in a manner expressly provided for in this Plan and his or her Plan Agreement until after his or her Plan Agreement is terminated.

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                                  Article VII
   Termination or Modification of the Plan; Change in Control of the Company
   -------------------------------------------------------------------------

7.0 The Company reserves the right to terminate this Plan at any time, based on a decision made solely by the Board.

7.1 The Company reserves the right to totally or partially amend, modify or supplement this Plan at any time, based on a decision made solely by the Board.

7.2 No action to terminate, amend, modify or supplement the Plan shall be taken except upon 30 days' prior written notice to each affected Participant.

7.3 If a termination of this Plan occurs, the obligation of the Company to make any premium payments shall cease and the rights of the Company and the Participants shall be controlled by Article VI.

7.4  If a participant has been participating in this Plan for less than fifteen
     (15) years and there is a Change in Control of the Company, as defined in
     Section 7.5, and there is then a termination of the Participant's employment within two years of the Change in Control as a result of which the Participant would be deprived of benefits under the Plan, the Participant's Plan Agreement (and the Company premium payment obligation under Sections 3.4) will continue in effect for a period of fifteen (15) years from the effective date of the Participant's Plan Agreement, unless modified or terminated by mutual consent, provided that the Participant continues to make the required premium contributions as provided in Section 3.4.

7.5 For purposes of Section 7.4, a Change in Control of the Company shall occur when, within a twelve (12) month period, there is either a sale or transfer of all or substantially all of the assets of the Company, or a 50% change in ownership of the Company through a merger, the sale of shares by the shareholders, or the issuance of new stock to new shareholders. Excepted from this definition shall be sales of stock among the existing shareholder group or to an employee stock ownership trust or similar employee stock ownership vehicle, a change in relative stock ownership in the existing shareholder group by redemption, a public or secondary offering, and transfers outright or intrust by gift or inheritance.

                                 Article VIII
                             Retention of Services
                             ---------------------

8.0 Nothing contained in this Plan or a Plan Agreement shall be construed as a contract of employment between the Company and a Participant, or as a right of any Participant to be continued in the employment of the Company, or as a limitation of the right of the Company to discharge any of its employees, with or without cause.

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                                  Article IX
                          Administration of the Plan
                          --------------------------

9.0 The sole right of construction, interpretation and general administration of this Plan shall be vested in the Committee.

9.1 The Committee shall establish rules, forms and procedures for the administration of this Plan from time to time, including a claims procedure. The Committee shall have the exclusive right to decide any and all matters arising in connection with the administration of this Plan.

9.2 The Committee may appoint an administrator and delegate its administrative and fiduciary responsibilities to such administrator.


                                   Article X
                                 Miscellaneous
                                 -------------

10.0 Any notice which shall or may be given under this Plan or a Plan Agreement shall be in writing and shall be mailed be United States Mail, postage pre-paid. If notice is to be given to the Company, such notice shall be marked as indicated below and mailed to the Company at its general offices:

                Fort James Corporation
                75-Tri-State International Office Center
                Suite 100
                Lincolnshire, IL 60069


          If notice is to be given to a Participant, such notice shall be addressed to the address shown on such Participant's Plan Agreement.

10.1 Any party may change the address to which notices shall be mailed from by giving written notice of such new address.

10.2 This Plan shall be binding upon the Company and its successors and assigns, and upon a Participant, his or her Beneficiary, heirs, executors and administrators.

10.3 This Plan shall be construed and governed in all respects under and by the laws of and in courts sitting in the State of Virginia, to the extent not pre-empted by Federal law. If any provision of this Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

10.4 Heading and subheadings in this Plan are inserted for convenience and reference only and do not constitute any part of this Plan.

10.5 This Plan may be executed in an original or any number of counterparts, each of which shall constitute an original of one and the same instrument.



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11.0   The effective date of this Plan shall be January 1, 1998.

       IN WITNESS WHEREOF, the Split Dollar Life Insurance Plan of Fort James Corporation, having been duly approved and adopted by the Board, is executed on behalf of the Company as of the 16th day of March, 1998.

                                       Fort James Corporation:

                                       By:  /s/
                                          -------------------------------------
                                          Senior Vice President-Human Resources

Attest:

By:
     -----------------------------

[Corporate Seal]


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